Exhibit 99.1

NEWS RELEASE May 1, 2015

	Contacts:	Jay Brown, CFO
Son Nguyen, VP - Corporate Finance
FOR IMMEDIATE RELEASE		Crown Castle International Corp.
713-570-3050

CROWN CASTLE PRICES $1.0 BILLION IN SENIOR

SECURED TOWER REVENUE NOTES OFFERING

May 1, 2015 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE: CCI) (“Crown Castle”) announced today that it has priced $1.0 billion of Senior Secured Tower Revenue Notes (“Offered Notes”) which will be issued by certain of its indirect subsidiaries in a private transaction as additional debt securities under the existing Indenture dated as of June 1, 2005, as amended and supplemented (“Indenture”), pursuant to which the Senior Secured Tower Revenue Notes, Series 2010-2, Series 2010-3, Series 2010-4 (“2010-4 Notes”), Series 2010-5 and Series 2010-6, were issued.

The Offered Notes consist of two classes of Notes, both of which are expected to be rated investment grade. The Class C-2022 Notes consist of $300 million of 3.222% Notes and have an expected life of seven years with a final maturity date in May 2042. The Class C-2025 Notes consist of $700 million of 3.663% Notes and have an expected life of ten years with a final maturity date in May 2045. The Offered Notes were priced at par. The Offered Notes have a weighted average expected life of 9.1 years with a weighted average coupon of 3.531%.

Crown Castle expects to use the net proceeds received from this offering to retire the 2010-4 Notes, pay fees and expenses related to the offering of the Offered Notes and the retirement of the 2010-4 Notes and for general corporate purposes. Crown Castle expects the offering of the Offered Notes to close on or about May 15, 2015.

This press release is not an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Offered Notes in any jurisdiction in which any such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The Offered Notes will be offered to qualified institutional buyers under Rule 144A, to persons outside of the U.S. under Regulation S and to

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News Release continued:	Page 2

institutional investors that are Accredited Investors under Rule 501. The Offered Notes will not be registered under the Securities Act of 1933, as amended (“Securities Act”), or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

ABOUT CROWN CASTLE

Crown Castle provides wireless carriers with the infrastructure they need to keep people connected and businesses running. With approximately 40,000 towers and 14,000 small cell nodes supported by approximately 7,000 miles of fiber, Crown Castle is the nation’s largest provider of shared wireless infrastructure with a significant presence in the top 100 U.S. markets. In addition, Crown Castle operates approximately 1,800 towers in Australia. For more information on Crown Castle, please visit www.crowncastle.com.

Cautionary Language Regarding Forward Looking Statements

This press release contains forward-looking statements that are based on Crown Castle management’s current expectations. Such statements include plans, projections and estimates regarding (1) the proposed offering of the Offered Notes, including timing, (2) the rating of the Offered Notes, (3) the terms of the Offered Notes, including with respect to the expected life of the Offered Notes and (4) the use of proceeds from the Offered Notes. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect Crown Castle’s results is included in our filings with the Securities and Exchange Commission. The term “including”, and any variation thereof, means “including, without limitation”.

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